UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 28, 2004

Interstate Hotels & Resorts, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14331	52-2101815
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4501 North Fairfax Drive, Suite 800, Arlington, Virginia		22203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 387-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On October 26, 2004, Interstate Hotels & Resorts, Inc., a Delaware corporation, or the Company, entered into a Stock Purchase Agreement with Sunstone Hotel Investors, Inc., a Maryland corporation, Sunstone Hotel Partnership, LLC, a Delaware limited liability company, Sunstone Hotel Investors, LLC, a Delaware limited liability company, Sunstone Hotel TRS Lessee, Inc., a Delaware corporation, and Sunstone Hotel Properties, Inc., a Colorado corporation ("SHP"). The Stock Purchase Agreement related to the acquisition by the Company of SHP, a hotel management company, which closed on October 26, 2004. The Stock Purchase Agreement includes customary representations and warranties, as well as an obligation by the Sunstone parties to indemnify Interstate and SHP for liabilities arising prior to the acquisition. The purchase price was $8 million, $6 million of which was paid on October 26, 2004 and $2 million of which is due on December 31, 2005. A copy of the Stock Purchase Agreement is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

The assets of SHP at the time of the acquisition included certain benefit plans and employment agreements related to its employees. In connection with the acquisition, SHP entered into new management contracts with respect to 54 hotels previously managed by SHP, 50 of which hotels are owned by Sunstone Hotels Investors, Inc. and its affiliates.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interstate Hotels & Resorts, Inc.

October 28, 2004	By:	/s/ Christopher L. Bennett

Name: Christopher L. Bennett
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Stock Purchase Agreement